Exhibit 5.1


                                    LAW FIRM
                  SHULMAN, ROGERS, GANDAL, PORDY & ECKER, P.A.

                        11921 ROCKVILLE PIKE, THIRD FLOOR
                            ROCKVILLE, MD 20852-2743

                                  (301)230-5200
                            TELECOPIER (301)230-2891
                                TDD (301)230-6570


                                 October 6, 1997


Startec Global Communications Corporation
10411 Motor City Drive
Bethesda, MD 20817

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as counsel to Startec Global Communications Corporation, a Maryland corporation (the "Company"), in connection with the registration of 2,990,000 shares of the Company's Common Stock, par value $0.01 per share, including 390,000 shares subject to an over-allotment option (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-32753), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the

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resolutions  adopted by the Board of Directors of the Company,  will be, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Maters" in the Prospectus forming a part of the Registration Statement.



                                                     Very truly yours,

                                                     /s/ SHULMAN, ROGERS, GANDAL
                                                       PORDY AND ECKER, P.A.